Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports First-Quarter 2014 Results

•	Q1 2014 GAAP Revenue of $692 Million, Non-GAAP Revenue of $684 Million

•	Q1 2014 GAAP Earnings Per Share of $0.42, Non-GAAP Earnings Per Share of $0.49

SAN JOSE, Calif., April 24, 2014 - SunPower Corp. (NASDAQ: SPWR) today announced financial results for its fiscal 2014 first quarter.

($ Millions, except percentages and per-share data)	1st Quarter 2014	4th Quarter 2013	1st Quarter 2013
GAAP revenue	$692.4	$638.1	$635.4
GAAP gross margin	23.5%	20.5%	9.3%
GAAP net income (loss)	$65.0	$22.3	$(54.7)
GAAP net income (loss) per diluted share	$0.42	$0.15	$(0.46)
Non-GAAP revenue[1]	$683.7	$758.2	$574.6
Non-GAAP gross margin[1]	22.0%	20.4%	22.7%
Non-GAAP net income[1]	$75.3	$72.2	$27.2
Non-GAAP net income per diluted share[1]	$0.49	$0.47	$0.22

[1]	Information about SunPower's use of non-GAAP financial information is provided under "Use of SunPower's Non-GAAP Financial Measures" below.

“SunPower once again posted strong quarterly results, reflecting the power of our full value chain integration and diversified market footprint. We benefitted from strong demand in our distributed generation channels as well as solid execution in our global power plant business,” said Tom Werner, SunPower president and CEO. “Construction of our new 350-megawatt (MW) solar cell manufacturing facility (Fab 4) is on track with first silicon expected early next year. This new capacity will allow us to address the growing demand for our high efficiency solar systems and will incorporate technology that further advances SunPower’s performance advantage. A pre-production solar cell incorporating Fab 4 technology was recently measured at more than 25 percent efficiency by the National Renewable Energy Laboratory.

“Regionally, our North America business continued to perform well. The 579-MWac Solar Star projects for MidAmerican Solar remain on schedule with more than 170-MW grid connected. We also started construction of a 20-MWac SunPower® C7 Tracker (C7) power plant, with project completion expected early next year. We ended the quarter with very strong bookings in our commercial business as corporate and public sector customers continued to demonstrate their preference for SunPower’s high efficiency solutions. We also posted another solid quarter in our residential business, where we offer the industry’s best technology at a competitive price along with a flexible array of financing options to meet the needs of all customers. With the recent closing of innovative lease financing facilities with Google and Hannon Armstrong, we continue to grow our residential offerings while improving cash flow.

“Our EMEA business also performed well as we exceeded our revenue and margin goals for the quarter. In Europe, demand remained strong and we benefitted from an improving pricing environment. We also expanded our footprint in France, where 44-MW of recently-awarded French tender projects specified SunPower’s technology. We continue to meet or exceed our power plant project commitments in EMEA, grid connecting the first phase of a 22-MW project in South Africa approximately five months ahead of schedule. With a strong backlog and favorable pricing trends, we remain bullish on our opportunities in this region.

“We posted another solid quarter in Asia Pacific as pricing remained strong and demand for our distributed generation and power plant solutions in Japan significantly exceeded our supply. In China, our C7 manufacturing joint venture achieved a number of key milestones during the quarter, including our first cell package order totaling more than 70-MW. We will continue to scale-up production of this power plant technology for the China market and expect additional orders this year.

“Solar is now competitive with traditional generation in many markets. We are well-positioned to lead future industry growth because of our unique strategy, differentiated products, 7.5 gigawatt (GW) global pipeline and a decade of experience in both distributed generation and power plant applications,” concluded Werner.

“We again exceeded our revenue and profit goals for the quarter as we benefitted from strong execution in all of our key markets,” said Chuck Boynton, SunPower CFO. “Additionally, we strengthened our balance sheet as we successfully managed our working capital and cash balances. We were also pleased with our two new financings during the quarter. Our $250 million Google tax equity partnership supports the profitable growth of our lease business over the long-term, while the Hannon Armstrong $42 million financing offers us a non-recourse debt structure that minimizes interest rate risk, maximizes the value of our existing lease assets and proves the high quality of our lease portfolio.”

First-quarter fiscal 2014 non-GAAP results include net adjustments that increase net income by $10.3 million, including a ($16.6) million gross margin adjustment related to the timing of revenue recognition from utility and power plant projects, $14.9 million in stock-based compensation expense, $5.2 million in non-cash interest expense, ($0.4) million of other adjustments and $7.3 million in tax effect.

Second Quarter and Fiscal Year 2014 Financial Outlook
The company’s second quarter 2014 consolidated non-GAAP guidance is as follows: revenue of $575 million to $625 million, gross margin of 18 percent to 20 percent, net income per diluted share of $0.15 to $0.35 and MW recognized in the range of 275-MW to 300-MW. On a GAAP basis, the company expects revenue of $500 million to $550 million, gross margin of 18 percent to 20 percent and net income (loss) per diluted share of ($0.10) to $0.10.

For fiscal year 2014, the company’s expectations are as follows: non-GAAP revenue of $2.5 billion to $2.65 billion, gross margin of 19 percent to 21 percent, net income per diluted share of $1.10 to $1.40, capital expenditures of $150 million to $170 million and GW recognized in the range of 1.2-GW to 1.3-GW. On a GAAP basis, the company expects revenue of $2.55 billion to $2.70 billion, gross margin of 20 percent to 22 percent and net income per diluted share of $0.75 to $1.05.

The company will host a conference call for investors this afternoon to discuss its first quarter 2014 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its first quarter 2014 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on a direct current (dc) basis unless otherwise noted.

About SunPower
SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company’s quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia, Africa and Asia. For more information, visit www.SunPower.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expanding our manufacturing capacity; (b) anticipated construction timelines and milestones for our major projects; (c) growing demand in residential leasing and financing arrangements relating to our residential lease program; (d) growing demand in EMEA and Asia; (e) our growing international project pipeline; (f) our efforts to reduce panel manufacturing costs; (g) our positioning for long-term profitability; (h) strategically managing cash; (i) guidance for the second fiscal quarter of 2014, including non-GAAP revenue, gross margin, net income per diluted share and MW recognized and GAAP revenue, gross margin and net income (loss) per diluted share; (j) guidance for fiscal year 2014, including non-GAAP revenue, gross margin, net income per diluted share and GW recognized and GAAP revenue, gross margin and net income per diluted share; (k) reducing operating expenses; (l) generating free cash flow; (m) additional leasing capacity; and (n) optimization of our cost and capital structure. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the industry and downward pressure on average selling prices; (2) our liquidity, substantial indebtedness, and our ability to obtain additional financing for our projects and our customers; (3) risks relating to our residential lease business, including risks of customer default, challenges securing lease financing, and declining conventional electricity prices; (4) our ability to meet our cost reduction targets; (5) regulatory changes and the availability of economic incentives promoting use of solar energy; (6) challenges inherent in constructing and maintaining certain of our large projects, such as the Solar Star projects; (7) the success of our ongoing research and development efforts and commercialization of new products and services; (8) fluctuations in our operating results; (9) manufacturing difficulties that could arise; and (10) challenges managing our joint ventures. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Mar. 30, 2014	Dec. 29, 2013
Assets
Current assets:
Cash and cash equivalents	$754,741	$762,511
Restricted cash and cash equivalents, current portion	14,140	13,926
Accounts receivable, net	265,402	360,594
Costs and estimated earnings in excess of billings	17,778	31,787
Inventories	234,380	245,575
Advances to suppliers, current portion	69,103	58,619
Project assets - plants and land, current portion	30,304	69,196
Prepaid expenses and other current assets	648,979	646,270
Total current assets	2,034,827	2,188,478

Restricted cash and cash equivalents, net of current portion	19,652	17,573
Restricted long-term marketable securities	8,715	8,892
Property, plant and equipment, net	535,287	533,387
Solar power systems leased and to be leased, net	360,571	345,504
Project assets - plants and land, net of current portion	7,751	6,411
Advances to suppliers, net of current portion	321,474	324,695
Long-term financing receivables, net	207,606	175,273
Other long-term assets	330,458	298,477
Total assets	$3,826,341	$3,898,690

Liabilities and Equity
Current liabilities:
Accounts payable	$418,566	$443,969
Accrued liabilities	378,501	358,157
Billings in excess of costs and estimated earnings	191,641	308,650
Short-term debt	17,157	56,912
Convertible debt, current portion	460,501	455,889
Customer advances, current portion	38,752	36,883
Total current liabilities	1,505,118	1,660,460

Long-term debt	123,423	93,095
Convertible debt, net of current portion	300,079	300,079
Customer advances, net of current portion	162,686	167,282
Other long-term liabilities	544,646	523,991
Total liabilities	2,635,952	2,744,907

Equity:
Preferred stock	—	—
Common stock	124	122
Additional paid-in capital	1,987,870	1,980,778
Accumulated deficit	(741,448)	(806,492)
Accumulated other comprehensive loss	(3,769)	(4,318)
Treasury stock, at cost	(97,443)	(53,937)
Total stockholders' equity	1,145,334	1,116,153
Noncontrolling interests in subsidiaries	45,055	37,630
Total equity	1,190,389	1,153,783
Total liabilities and equity	$3,826,341	$3,898,690

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED
	Mar. 30, 2014	Dec. 29, 2013	Mar. 31, 2013
Revenue:
AMERICAS	$471,023	$382,650	$484,122
EMEA	126,258	154,285	68,652
APAC	95,141	101,199	82,659
Total revenue	692,422	638,134	635,433
Cost of revenue:
AMERICAS	350,313	291,657	416,081
EMEA	99,441	129,921	91,494
APAC	79,679	85,888	68,545
Total cost of revenue	529,433	507,466	576,120
Gross margin	162,989	130,668	59,313
Operating expenses:
Research and development	16,746	16,972	13,170
Selling, general and administrative	73,928	76,125	70,092
Restructuring charges	(461)	897	(337)
Total operating expenses	90,213	93,994	82,925
Operating income (loss)	72,776	36,674	(23,612)
Other expense, net	(17,905)	(25,428)	(35,035)
Income (loss) before income taxes and equity in earnings (loss) of unconsolidated investees	54,871	11,246	(58,647)
Provision for income taxes	(13,620)	(8,985)	(2,989)
Equity in earnings (loss) of unconsolidated investees	1,783	1,611	(333)
Net income (loss)	43,034	3,872	(61,969)
Net loss attributable to noncontrolling interests	22,010	18,466	7,273
Net income (loss) attributable to stockholders	$65,044	$22,338	$(54,696)

Net income (loss) per share attributable to stockholders:
– Basic	$0.53	$0.18	$(0.46)
– Diluted	$0.42	$0.15	$(0.46)
Weighted-average shares:
– Basic	122,196	121,464	119,553
– Diluted	160,434	151,337	119,553

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED
	Mar. 30, 2014	Dec. 29, 2013	Mar. 31, 2013

Cash flows from operating activities:
Net income (loss)	$43,034	$3,872	$(61,969)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	25,371	25,067	23,767
Stock-based compensation	14,867	14,575	8,516
Non-cash interest expense	5,170	12,634	11,890
Equity in (earnings) loss of unconsolidated investees	(1,783)	(1,611)	333
Deferred income taxes and other tax liabilities	17,985	(1,179)	4,724
Other, net	9	1,184	1,094
Changes in operating assets and liabilities:
Accounts receivable	93,574	(7,365)	60,340
Costs and estimated earnings in excess of billings	14,009	10,776	(849)
Inventories	4,043	32,300	(5,606)
Project assets	22,491	20,019	(35,250)
Long-term financing receivables, net	(32,333)	(36,096)	(25,798)
Prepaid expenses and other assets	(11,994)	(80,667)	223,287
Advances to suppliers	(7,263)	(18,174)	(4,319)
Accounts payable and other accrued liabilities	(16,972)	13,830	(28,825)
Billings in excess of costs and estimated earnings	(117,009)	55,321	(2,697)
Customer advances	(2,727)	(11,610)	(1,775)
Net cash provided by operating activities	50,472	32,876	166,863
Cash flows from investing activities:
(Increase) decrease in restricted cash and cash equivalents	(2,293)	521	17,797
Purchases of property, plant and equipment	(8,800)	(8,594)	(12,042)
Cash paid for solar power systems, leased and to be leased	(14,989)	(13,616)	(41,688)
Cash paid for solar power systems	—	(21,257)	—
Proceeds from sale of equipment to third-party	—	—	11
Cash paid for investments in unconsolidated investees	(5,013)	(16,350)	—
Net cash used in investing activities	(31,095)	(59,296)	(35,922)
Cash flows from financing activities:
Proceeds from issuance of project loans	—	14,169	24,061
Proceeds from residential lease financing	—	13,027	39,090
Proceeds from issuance of non-recourse debt financing	39,108	—	—
Proceeds from sale-leaseback financing	16,685	32,382	33,850
Contributions from noncontrolling interests	30,552	26,607	12,315
Proceeds from exercise of stock options	68	58	25
Proceeds from settlement of 4.75% Bond Hedge	68,842	—	—
Payments to settle 4.75% Warrants	(81,077)	—	—
Repayment of bank loans, project loans and other debt	(7,850)	(388)	(180,501)
Assumption of project loan by customer	(40,672)	(34,850)	—
Repayment of residential lease financing	(7,213)	—	—
Repayment of sale-leaseback financing	(779)	(3,680)	—
Distributions to noncontrolling interests	(1,117)	(335)	—
Purchases of stock for tax withholding obligations on vested restricted stock	(43,506)	(2,245)	(10,739)
Cash paid for repurchase of convertible debt	(1)	—	—
Net cash provided by (used in) financing activities	(26,960)	44,745	(81,899)
Effect of exchange rate changes on cash and cash equivalents	(187)	611	(942)
Net increase (decrease) in cash and cash equivalents	(7,770)	18,936	48,100
Cash and cash equivalents, beginning of period	762,511	743,575	457,487
Cash and cash equivalents, end of period	$754,741	$762,511	$505,587

Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$1,496	$25,613	$33,969
Property, plant and equipment acquisitions funded by liabilities	5,544	5,288	5,042
Costs of solar power systems, leased and to be leased, sourced from existing inventory	7,120	10,380	15,536
Costs of solar power systems, leased and to be leased, funded by liabilities	1,634	4,392	4,070
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	15,269	6,043	20,066

SUNPOWER CORPORATION
REVENUE BY SIGNIFICANT CATEGORY
(In thousands)
(Unaudited)

	THREE MONTHS ENDED
	Mar. 30, 2014	Dec. 29, 2013	Mar. 31, 2013
Revenue:
Solar power products[1]	$238,578	$269,725	$185,880
Solar power systems[2]	403,755	316,970	404,915
Residential leases[3]	38,732	41,556	35,250
Other revenue[4]	11,357	9,883	9,388
	$692,422	$638,134	$635,433

[1]	Solar power products represents direct sales of panels, balance of system components, and inverters to dealers, systems integrators, and residential, commercial, and utility customers in all regions.

[2]	Solar power systems represents revenue recognized in connection with our construction and development contracts.

[3]	Residential leases represents revenue recognized on solar power systems leased to customers under our solar lease program.

[4]	Other revenue includes revenue related to our solar power services and solutions, such as post-installation systems monitoring and maintenance and commercial power purchase agreements.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. Management adjusts for these items because it does not consider such items when evaluating the core operational activities of the company. The specific non-GAAP measures listed below are revenue, gross margin, net income, net income per diluted share, earnings before interest, taxes, depreciation and amortization (EBITDA), and free cash flow. Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to utility and power plant projects as described below. Non-GAAP gross margin includes adjustments relating to utility and power plan projects, stock-based compensation, non-cash interest expense, and other items as described below. In addition to those same adjustments, non-GAAP net income and non-GAAP net income per diluted share are adjusted for the tax effect of these non-GAAP adjustments as described below. In addition to the same adjustments as non-GAAP gross margin, EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation. Free cash flow includes adjustments relating to investing cash flows and lease financings as described below.

Non-GAAP Adjustments

•
Utility and power plant projects. The company includes adjustments related to the revenue recognition of utility and power plant projects based on the separately-identifiable components of transactions in order to reflect the substance of the transactions. This treatment is consistent with accounting rules relating to such projects under International Financial Reporting Standards (IFRS). On a GAAP basis, such projects are accounted for under U.S. GAAP real estate accounting guidance. Management calculates separate revenue and cost of revenue amounts each fiscal period in accordance with the two treatments above and the aggregate difference for the company’s affected projects is included in the relevant reconciliation tables below. Over the life of each project, cumulative revenue and gross margin will be equivalent under the two treatments; however, revenue and gross margin will generally be recognized earlier under the company’s non-GAAP treatment than under the company’s GAAP treatment. Among other factors, this is due to the attribution of non-GAAP revenue and margin to the company’s project development efforts at the time of initial project sale as required under IFRS accounting rules, whereas no separate attribution to this element occurs under U.S. GAAP real estate accounting guidance. Within each project, the relationship between the adjustments to revenue and gross margins is generally consistent. However, as the company may have multiple utility and power plant projects in progress at any given time, the relationship in the aggregate will occasionally appear otherwise. Management believes that this adjustment for utility and power plant projects enables investors to evaluate the company's revenue generation performance relative to the direct costs of revenue of its core businesses.

•
Gain on contract termination. During the third quarter of fiscal 2013, the company agreed to terminate a contract with one of its suppliers. As a result, the company recorded a gain associated with the non-cash forfeiture of a previously recorded advance from the supplier. As this gain is nonrecurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that varies from period to period and is dependent on market forces that are difficult to predict. Due to this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
Non-cash interest expense. The company separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, the company incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. In addition, in connection with the Liquidity Support Agreement with Total executed on February 28, 2012, the company issued warrants to Total to acquire 9,531,677 shares of its common stock. The fair value of the warrants was recorded as debt issuance costs and amortized over the expected life of the agreement. As a result, the Company incurred non-cash interest expense associated with the amortization of the warrants. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•
Other. Beginning in the first quarter of fiscal 2013, the company combined amounts previously disclosed under separate captions into “Other” when such amounts no longer have a significant impact on the current fiscal period. Management believes that these adjustments provide investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

The adjustments recorded in “Other” for the first quarter of fiscal 2014 are primarily driven by adjustments which would have previously been disclosed under “Restructuring charges.”

•
Tax effect. This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income and non-GAAP net income per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	EBITDA adjustments. When calculating EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for income taxes

•	Depreciation

Management presents this non-GAAP financial measure to enable investors with a basis to evaluate the company's performance, including compared with the performance of other companies.

•	Free cash flow adjustments. When calculating free cash flow, the company includes the impact during the period of the following items:

•	Net cash used in investing activities

•	Proceeds from residential lease financing

•	Proceeds from issuance of non-recourse debt financing

•	Proceeds from sale-leaseback financing

•	Contributions from noncontrolling interests

•	Distributions to noncontrolling interests

•	Repayment of sale-leaseback financing

•	Repayment of residential lease financing

Management presents this non-GAAP financial measure to enable investors with a basis to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED
	Mar. 30, 2014	Dec. 29, 2013	Mar. 31, 2013
GAAP revenue	$692,422	$638,134	$635,433
Utility and power plant projects	(8,709)	120,058	(60,801)
Non-GAAP revenue	$683,713	$758,192	$574,632

Adjustments to Gross margin:

	THREE MONTHS ENDED
	Mar. 30, 2014	Dec. 29, 2013	Mar. 31, 2013
GAAP gross margin	$162,989	$130,668	$59,313
Utility and power plant projects	(16,608)	19,381	68,138
Stock-based compensation expense	3,556	3,664	1,710
Non-cash interest expense	700	699	528
Other	—	514	803
Non-GAAP gross margin	$150,637	$154,926	$130,492

GAAP gross margin (%)	23.5%	20.5%	9.3%
Non-GAAP gross margin (%)	22.0%	20.4%	22.7%

Adjustments to Net income (loss):

	THREE MONTHS ENDED
	Mar. 30, 2014	Dec. 29, 2013	Sep. 29, 2013[1]	Jun. 30, 2013[1]	Mar. 31, 2013
GAAP net income (loss) attributable to stockholders	$65,044	$22,338	$108,386	$19,565	$(54,696)
Utility and power plant projects	(16,608)	19,381	(26,323)	16,142	68,138
Gain on contract termination	—	—	(51,987)	—	—
Stock-based compensation expense	14,867	14,575	12,082	10,505	8,516
Non-cash interest expense	5,170	12,634	12,311	12,181	11,890
Other	(445)	1,370	835	825	1,820
Tax effect	7,317	1,900	3,477	3,594	(8,448)
Non-GAAP net income attributable to stockholders	$75,345	$72,198	$58,781	$62,812	$27,220

[1]	Additional information included for comparative period purposes as metrics were not previously disclosed in connection with the respective quarters.

Adjustments to Net income (loss) per diluted share:

	THREE MONTHS ENDED
	Mar. 30, 2014	Dec. 29, 2013	Mar. 31, 2013
Net income (loss) per diluted share
Numerator:
GAAP net income (loss) available to common stockholders[1]	$67,679	$22,889	$(54,696)
Non-GAAP net income available to common stockholders[1]	$77,980	$75,426	$27,220

Denominator:
GAAP weighted-average shares	160,434	151,337	119,553
Effect of dilutive securities:
Stock options	—	—	88
Restricted stock units	—	—	3,821
Upfront Warrants (held by Total)	—	—	2,025
4.75% debentures due 2014	—	8,712	—
Non-GAAP weighted-average shares[1]	160,434	160,049	125,487

GAAP net income (loss) per diluted share	$0.42	$0.15	$(0.46)
Non-GAAP net income per diluted share	$0.49	$0.47	$0.22

[1]
In accordance with the if-converted method, net income (loss) available to common stockholders excludes interest expense related to the 4.50% and 4.75% debentures if the debentures are considered converted in the calculation of net income (loss) per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

Revenue by Significant Category:

	THREE MONTHS ENDED
	Mar. 30, 2014	Dec. 29, 2013	Mar. 31, 2013
GAAP Solar power systems	$403,755	$316,970	$404,915
Utility and power plant projects	(8,709)	120,058	(60,801)
Non-GAAP Solar power systems	$395,046	$437,028	$344,114

EBITDA:

	THREE MONTHS ENDED
	Mar. 30, 2014	Dec. 29, 2013	Mar. 31, 2013
GAAP net income (loss) attributable to stockholders	$65,044	$22,338	$(54,696)
Utility and power plant projects	(16,608)	19,381	68,138
Stock-based compensation expense	14,867	14,575	8,516
Non-cash interest expense	5,170	12,634	11,890
Other	(445)	1,370	1,820
Cash interest expense, net of interest income	14,834	11,536	15,457
Provision for income taxes	13,620	8,985	2,989
Depreciation	25,371	24,553	23,620
EBITDA	$121,853	$115,372	$77,734

Free Cash Flow:

	THREE MONTHS ENDED
	Mar. 30, 2014	Dec. 29, 2013	Mar. 31, 2013
Net cash provided by operating activities	$50,472	$32,876	$166,863
Net cash used in investing activities	(31,095)	(59,296)	(35,922)
Proceeds from residential lease financing	—	13,027	39,090
Proceeds from issuance of non-recourse debt financing	39,108	—	—
Proceeds from sale-leaseback financing	16,685	32,382	33,850
Contributions from noncontrolling interests	30,552	26,607	12,315
Distributions to noncontrolling interests	(1,117)	(335)	—
Repayment of sale-leaseback financing	(779)	(3,680)	—
Repayment of residential lease financing	(7,213)	—	—
Free cash flow	$96,613	$41,581	$216,196

Q2 2014 GUIDANCE (in thousands except percentages and per share data)	Q2 2014	FY 2014
Revenue (GAAP)	$500,000-$550,000	$2,550,000-$2,700,000
Revenue (non-GAAP)[1]	$575,000-$625,000	$2,500,000-$2,650,000
Gross margin (GAAP)	18%-20%	20%-22%
Gross margin (non-GAAP)[2]	18%-20%	19%-21%
Net income (loss) per diluted share (GAAP)	$(0.10)-$0.10	$0.75-$1.05
Net income per diluted share (non-GAAP)[3]	$0.15-$0.35	$1.10-$1.40

1.	Estimated non-GAAP amounts above include a net increase (decrease) of $75 million for Q2 2014 and $(50) million for fiscal 2014 of revenue primarily related to utility and power plant projects.

2.
Estimated non-GAAP amounts above for Q2 2014 include net adjustments that increase gross margin by approximately $15 million related to the non-GAAP revenue adjustments that are discussed above, $3 million related to stock-based compensation expense, and $1 million related to non-cash interest expense. Estimated non-GAAP amounts above for fiscal 2014 include net adjustments that increase (decrease) gross margin by approximately $(50) million related to the non-GAAP revenue adjustments that are discussed above, $15 million related to stock-based compensation expense, and $3 million related to non-cash interest expense.

3.
Estimated non-GAAP amounts above for Q2 2014 include net adjustments that increase (decrease) net income by approximately $15 million related to the non-GAAP revenue adjustments that are discussed above, $14 million related to stock-based compensation expense, $5 million related to non-cash interest expense, $4 million related to other items, and $(5) million in tax effect. Estimated non-GAAP amounts above for fiscal 2014 include net adjustments that increase (decrease) net income by approximately $(50) million related to the non-GAAP revenue adjustments that are discussed above, $60 million related to stock-based compensation expense, $25 million related to non-cash interest expense, $15 million related to other items, and $5 million in tax effect.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments, individual charges and credits that are included or excluded from SunPower's non-GAAP revenue, gross margin, net income (loss) and net income (loss) per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	March 30, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income (loss) attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$471,023	$126,258	$95,141	$120,710	25.6%	$26,817	21.2%	$15,462	16.3%						$65,044
Utility and power plant projects	(8,709)	—	—	(16,608)		—		—		—	—	—	—	—	(16,608)
Stock-based compensation expense	—	—	—	2,071		655		830		1,797	9,514	—	—	—	14,867
Non-cash interest expense	—	—	—	421		124		155		7	23	—	4,440	—	5,170
Other	—	—	—	—		—		—		—	7	(461)	9	—	(445)
Tax effect	—	—	—	—		—		—		—	—	—	—	7,317	7,317
Non-GAAP	$462,314	$126,258	$95,141	$106,594	23.1%	$27,596	21.9%	$16,447	17.3%						$75,345

	December 29, 2013
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income (loss) attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$382,650	$154,285	$101,199	$90,993	23.8%	$24,364	15.8%	$15,311	15.1%						$22,338
Utility and power plant projects	120,058	—	—	19,381		—		—		—	—	—	—	—	19,381
Stock-based compensation expense	—	—	—	1,941		798		925		1,677	9,234	—	—	—	14,575
Non-cash interest expense	—	—	—	401		127		171		19	23	—	11,893	—	12,634
Other	—	—	—	514		—		—		—	(48)	897	7	—	1,370
Tax effect	—	—	—	—		—		—		—	—	—	—	1,900	1,900
Non-GAAP	$502,708	$154,285	$101,199	$113,230	22.5%	$25,289	16.4%	$16,407	16.2%						$72,198

	March 31, 2013
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income (loss) attributable to stockholders
	AMERICAS	EMEA	APAC	AMERICAS		EMEA		APAC		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$484,122	$68,652	$82,659	$68,041	14.1%	$(22,842)	(33.3)%	$14,114	17.1%						$(54,696)
Utility and power plant projects	(60,801)	—	—	68,138		—		—		—	—	—	—	—	68,138
Stock-based compensation expense	—	—	—	778		441		491		1,122	5,684	—	—	—	8,516
Non-cash interest expense	—	—	—	220		129		179		17	23	—	11,322	—	11,890
Other	—	—	—	359		186		258		—	1,354	(337)	—	—	1,820
Tax effect	—	—	—	—		—		—		—	—	—	—	(8,448)	(8,448)
Non-GAAP	$423,321	$68,652	$82,659	$137,536	32.5%	$(22,086)	(32.2)%	$15,042	18.2%						$27,220